Curtiss-Wright Corporation, Page 1

Exhibit 99.1

CURTISS-WRIGHT REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS AND INCREASES FULL-YEAR 2024 GUIDANCE FOR SALES, OPERATING INCOME AND EPS

DAVIDSON, N.C. – May 1, 2024 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the first quarter ended March 31, 2024.

First Quarter 2024 Highlights:

•Reported sales of $713 million, up 13%, operating income of $100 million, up 27%, operating margin of 14.0%, and diluted earnings per share (EPS) of $1.99;
•Adjusted operating income of $100 million, up 23%;
•Adjusted operating margin of 14.0%, up 110 basis points;
•Adjusted diluted EPS of $1.99, up 30%; and
•New orders of $901 million, up 26%, reflected a book-to-bill that exceeded 1.25x driven by strong demand within our Aerospace & Defense (A&D) markets.

Raised Full-Year 2024 Financial Guidance:
•Sales increased to new range of 5% to 7% growth (previously 4% to 6%) and continues to reflect growth in all A&D and Commercial end markets;
•Operating income increased to new range of 5% to 8% growth (previously 4% to 7%);
•Maintained operating margin range of 17.4% to 17.6%, up 0 to 20 basis points compared with the prior year;
•Diluted EPS increased to new range of $10.10 to $10.40, up 8% to 11% (previously $10.00 to $10.30, up 7% to 10%); and
•Maintained free cash flow range of $415 to $435 million, which continues to reflect nearly 110% FCF conversion.

"Curtiss-Wright delivered strong first quarter 2024 results, exceeding our overall expectations, highlighted by significant growth in sales and operating income, continued operating margin expansion, and diluted EPS of $1.99, which increased 30% year-over-year," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "Our results included a very strong performance in the Defense Electronics segment, which was partially offset by reduced profitability in the Naval & Power segment, principally related to a naval contract adjustment that impacted both the first quarter and full-year outlook for this segment."

Curtiss-Wright Corporation, Page 2
"Based upon our strong overall start to the year and the continued strength in our order book, we have increased our full-year 2024 sales, operating income and diluted EPS guidance as we continue to successfully execute on our Pivot to Growth strategy. We now expect to deliver total sales growth of 5% to 7%, including the contribution from our recent commercial nuclear acquisition of WSC, Inc., continued operating margin expansion while increasing R&D investments, and diluted EPS growth of 8% to 11%, while we maintain our outlook for strong free cash flow conversion well in excess of 100%. We look forward to discussing our alignment with the favorable secular growth trends driving our end markets and our new long-term financial targets at our upcoming investor day on May 21st."

First Quarter 2024 Operating Results

(In millions)	Q1-2024	Q1-2023	Change
Reported
Sales	$713	$631	13%
Operating income	$100	$79	27%
Operating margin	14.0%	12.5%	150 bps

Adjusted (1)
Sales	$713	$631	13%
Operating income	$100	$81	23%
Operating margin	14.0%	12.9%	110 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $713 million, up $82 million, or 13% compared with the prior year;
•Total A&D market sales increased 20%, while total Commercial market sales were essentially flat;
•In our A&D markets, we experienced higher sales in the defense markets principally driven by continued strong demand for our defense electronics products, as well as strong growth in OEM sales in the commercial aerospace market;
•In our Commercial markets, we experienced solid growth in the power & process markets, while sales in the general industrial market declined modestly; and
•Adjusted operating income of $100 million increased 23%, while Adjusted operating margin increased 110 basis points to 14.0%, principally driven by favorable overhead absorption and mix on higher revenues in the Defense Electronics segment, partially offset by an unfavorable naval contract adjustment in the Naval & Power segment.

Curtiss-Wright Corporation, Page 3
First Quarter 2024 Segment Performance

Aerospace & Industrial

(In millions)	Q1-2024	Q1-2023	Change
Reported
Sales	$219	$202	8%
Operating income	$27	$27	3%
Operating margin	12.5%	13.1%	(60 bps)

Adjusted (1)
Sales	$219	$202	8%
Operating income	$27	$27	3%
Operating margin	12.5%	13.1%	(60 bps)
(1)Note: There were no adjustments to segment operating results.

•Sales of $219 million, up $17 million, or 8%;
•Strong revenue growth in the commercial aerospace market reflected higher OEM sales of actuation and sensors products, as well as surface treatment services, on narrowbody and widebody platforms;
•Higher sales in the aerospace defense market reflected increased actuation development on various fighter jet programs;
•General industrial market revenues declined modestly, as the benefit of new product introductions supporting the electrification of vehicles was more than offset by reduced sales of industrial vehicle products on off-highway vehicle platforms, and lower sales of industrial automation and services; and
•Operating income was $27 million, up 3% from the prior year, while operating margin decreased 60 basis points to 12.5%, as favorable absorption on higher sales was offset by unfavorable mix and the timing of development programs.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q1-2024	Q1-2023	Change
Reported
Sales	$212	$162	31%
Operating income	$48	$23	106%
Operating margin	22.7%	14.4%	830 bps

Adjusted (1)
Sales	$212	$162	31%
Operating income	$48	$23	106%
Operating margin	22.7%	14.4%	830 bps
(1)Note: There were no adjustments to segment operating results.

•Sales of $212 million, up $50 million, or 31%;
•Higher revenue in the aerospace defense market was principally driven by increased sales of our embedded computing equipment on various fighter jet, unmanned aerial vehicle and helicopter programs;
•Strong revenue growth in the ground defense market reflected the robust demand and higher sales of tactical battlefield communications equipment;
•Higher commercial aerospace market revenue reflected increased OEM sales of avionics and electronics on various platforms; and
•Operating income was $48 million, up 106% from the prior year, while operating margin increased 830 basis points to 22.7%, mainly reflecting improved absorption and mix on higher revenues.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q1-2024	Q1-2023	Change
Reported
Sales	$282	$266	6%
Operating income	$35	$38	(7%)
Operating margin	12.5%	14.3%	(180 bps)

Adjusted (1)
Sales	$282	$266	6%
Operating income	$35	$41	(13%)
Operating margin	12.5%	15.3%	(280 bps)
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $282 million, up $16 million, or 6%;
•Higher revenue in the aerospace defense market was primarily driven by increased sales of our arresting systems equipment supporting various domestic and international customers;
•Naval defense market revenue increases principally reflected higher revenues on the Columbia-class submarine, partially offset by timing of revenues on the Virginia-class submarine and CVN-80 aircraft carrier programs;
•Higher power & process market revenues mainly reflected increased commercial nuclear aftermarket sales supporting the maintenance of operating reactors in the U.S. and Canada; and
•Adjusted operating income was $35 million, down 13% from the prior year, while adjusted operating margin decreased 280 basis points to 12.5%, as favorable absorption on higher revenues was more than offset by an unfavorable naval contract adjustment.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q1-2024	Q1-2023	Change
Net cash used for operating activities	$(46)	$(92)	50%
Capital expenditures	(12)	(11)	(13%)
Reported free cash flow	$(58)	$(102)	44%
Adjusted free cash flow (1)	$(58)	$(92)	37%
(1)A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.

•Reported free cash flow of ($58) million increased $45 million, primarily due to higher cash earnings and the timing of tax payments, as well as a $10 million legal settlement payment made in the prior year;
•Adjusted free cash flow of ($58) million increased $35 million;
•Capital expenditures increased $1 million compared with the prior year period, primarily due to higher growth investments in the Defense Electronics segment.

New Orders and Backlog
•New orders of $901 million increased 26% compared with the prior year and generated an overall book-to-bill that exceeded 1.25x, principally driven by strong demand for defense electronics and naval defense products within our A&D markets; and
•Backlog of $3.1 billion, up 7% from December 31, 2023, reflects higher demand in both our A&D and Commercial markets.

Share Repurchase and Dividends
•During the first quarter, the Company repurchased 52,612 shares of its common stock for approximately $12 million; and
•The Company declared a quarterly dividend of $0.20 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2024 Guidance

The Company is increasing its full-year 2024 Adjusted financial guidance (1) as follows:

($ In millions, except EPS)	2024 Adjusted Non-GAAP Guidance (Prior)	2024 Adjusted Non-GAAP Guidance (Current)	Change vs 2023 Adjusted (Current)
Total Sales	$2,960 - $3,010	$2,985 - $3,035	Up 5% - 7%
Operating Income	$514 - $528	$518 - $533	Up 5% - 8%
Operating Margin	17.4% - 17.6%	17.4% - 17.6%	Up 0 - 20 bps
Diluted EPS	$10.00 - $10.30	$10.10 - $10.40	Up 8% - 11%
Free Cash Flow	$415 - $435	$415 - $435	Up 0% - 5%
(1)Reconciliations of Reported to Adjusted 2023 operating results and 2024 financial guidance are available in the Appendix.

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A more detailed breakdown of the Company’s 2024 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its first quarter 2024 financial results and business outlook at 10:00 a.m. ET on Thursday, May 2, 2024. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended
	March 31,
	2024	2023
Product sales	$595,704	$524,881
Service sales	117,463	105,979
Total net sales	713,167	630,860

Cost of product sales	389,477	343,757
Cost of service sales	69,935	65,695
Total cost of sales	459,412	409,452

Gross profit	253,755	221,408

Research and development expenses	22,980	22,024
Selling expenses	36,765	32,425
General and administrative expenses	94,049	88,344

Operating income	99,961	78,615

Interest expense	10,570	12,944
Other income, net	9,608	7,767

Earnings before income taxes	98,999	73,438
Provision for income taxes	(22,504)	(16,592)
Net earnings	$76,495	$56,846

Net earnings per share:
Basic earnings per share	$2.00	$1.48
Diluted earnings per share	$1.99	$1.48

Dividends per share	$0.20	$0.19

Weighted average shares outstanding:
Basic	38,254	38,303
Diluted	38,431	38,516

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$338,034	$406,867
Receivables, net	776,662	732,678
Inventories, net	553,037	510,033
Other current assets	69,483	67,502
Total current assets	1,737,216	1,717,080
Property, plant, and equipment, net	329,347	332,796
Goodwill	1,552,343	1,558,826
Other intangible assets, net	542,335	557,612
Operating lease right-of-use assets, net	133,846	141,435
Prepaid pension asset	267,334	261,869
Other assets	49,661	51,351
Total assets	$4,612,082	$4,620,969

Liabilities
Current liabilities:
Current portion of long-term debt	$90,000	$—
Accounts payable	233,818	243,833
Accrued expenses	158,089	188,039
Deferred revenue	297,545	303,872
Other current liabilities	78,823	70,800
Total current liabilities	858,275	806,544
Long-term debt, net	960,009	1,050,362
Deferred tax liabilities	128,000	132,319
Accrued pension and other postretirement benefit costs	67,446	66,875
Long-term operating lease liability	111,981	118,611
Long-term portion of environmental reserves	13,439	12,784
Other liabilities	92,753	105,061
Total liabilities	$2,231,903	$2,292,556

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	133,166	140,182
Retained earnings	3,556,572	3,487,751
Accumulated other comprehensive loss	(228,255)	(213,223)
Less: cost of treasury stock	(1,130,491)	(1,135,484)
Total stockholders' equity	2,380,179	2,328,413

Total liabilities and stockholders' equity	$4,612,082	$4,620,969

Curtiss-Wright Corporation, Page 10

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; and (ii) the sale or divestiture of a business or product line, as applicable.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2024			March 31, 2023			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial	$219,325	$—	$219,325	$202,447	$—	$202,447	8%	8%
Defense Electronics	211,741	—	211,741	162,154	—	162,154	31%	31%
Naval & Power	282,101	—	282,101	266,259	—	266,259	6%	6%

Total sales	$713,167	$—	$713,167	$630,860	$—	$630,860	13%	13%

Operating income (expense):
Aerospace & Industrial	$27,466	$—	$27,466	$26,545	$—	$26,545	3%	3%
Defense Electronics	48,081	—	48,081	23,368	—	23,368	106%	106%
Naval & Power (1)	35,191	—	35,191	37,937	2,676	40,613	(7)%	(13)%

Total segments	$110,738	$—	$110,738	$87,850	$2,676	$90,526	26%	22%
Corporate and other	(10,777)	—	(10,777)	(9,235)	—	(9,235)	(17)%	(17)%

Total operating income	$99,961	$—	$99,961	$78,615	$2,676	$81,291	27%	23%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	12.5%		12.5%	13.1%		13.1%	(60 bps)	(60 bps)
Defense Electronics	22.7%		22.7%	14.4%		14.4%	830 bps	830 bps
Naval & Power	12.5%		12.5%	14.3%		15.3%	(180 bps)	(280 bps)
Total Curtiss-Wright	14.0%		14.0%	12.5%		12.9%	150 bps	110 bps

Segment margins	15.5%		15.5%	13.9%		14.3%	160 bps	120 bps

(1) Excludes first year purchase accounting adjustments.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2024			March 31, 2023			2024 vs. 2023
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$132,074	$—	$132,074	$99,879	$—	$99,879	32%	32%
Ground Defense	90,760	—	90,760	66,256	—	66,256	37%	37%
Naval Defense	177,647	—	177,647	171,956	—	171,956	3%	3%
Commercial Aerospace	89,775	—	89,775	70,490	—	70,490	27%	27%
Total Aerospace & Defense	$490,256	$—	$490,256	$408,581	$—	$408,581	20%	20%

Commercial markets:
Power & Process	124,039	—	124,039	120,339	—	120,339	3%	3%
General Industrial	98,872	—	98,872	101,940	—	101,940	(3%)	(3%)
Total Commercial	$222,911	$—	$222,911	$222,279	$—	$222,279	0%	0%

Total Curtiss-Wright	$713,167	$—	$713,167	$630,860	$—	$630,860	13%	13%

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended
	March 31,
	2024	2023
Diluted earnings per share - As Reported	$1.99	$1.48
First year purchase accounting adjustments	—	0.05
Diluted earnings per share - Adjusted (1)	$1.99	$1.53

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 14
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, and foreign currency fluctuations.

	Three Months Ended
	March 31,
	2024 vs. 2023
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	8%	3%	31%	106%	6%	(7%)	13%	27%
Less: Acquisitions	0%	0%	0%	0%	0%	0%	0%	0%
Foreign Currency	0%	2%	(1%)	0%	0%	0%	0%	1%
Organic	8%	5%	30%	106%	6%	(7%)	13%	28%

Curtiss-Wright Corporation, Page 15
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) payments associated with the Westinghouse legal settlement in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
	2024	2023
Net cash used for operating activities	$(45,633)	$(91,599)
Capital expenditures	(12,055)	(10,661)
Free cash flow	$(57,688)	$(102,260)
Westinghouse legal settlement	—	10,000
Adjusted free cash flow	$(57,688)	$(92,260)
Adjusted free cash flow conversion	(75%)	(157%)

Curtiss-Wright Corporation, Page 16

CURTISS-WRIGHT CORPORATION
2024 Guidance
As of May 1, 2024
($'s in millions, except per share data)

	2023 Reported (GAAP)	2023 Adjustments (Non-GAAP)(1,2)	2023 Adjusted (Non-GAAP)(1)	2024 Reported Guidance (GAAP)		2024 Adjustments (Non-GAAP)	2024 Adjusted Guidance (Non-GAAP)
				Low	High		Low	High	Chg vs 2023 Adjusted
Sales:
Aerospace & Industrial	$887	$—	$887	$915	$930	$—	$915	$930	3 - 5%
Defense Electronics	816	—	816	882	897	—	882	897	8 - 10%
Naval & Power	1,142	—	1,142	1,188	1,208	—	1,188	1,208	4 - 6%
Total sales	$2,845	$—	$2,845	$2,985	$3,035	$—	$2,985	$3,035	5 to 7%

Operating income:
Aerospace & Industrial	$145	$—	$145	$152	$156	$—	$152	$156	5 - 8%
Defense Electronics	192	—	192	212	218	—	212	218	11 - 13%
Naval & Power	189	9	198	192	197	—	192	197	(3) - (1)%
Total segments	526	9	535	556	571	—	556	571
Corporate and other	(42)	—	(42)	(38)	(39)	—	(38)	(39)
Total operating income	$485	$9	$494	$518	$533	$—	$518	$533	5 to 8%

Interest expense	$(51)	$—	$(51)	$(44)	$(45)	$—	$(44)	$(45)
Other income, net	30	—	30	34	35	—	34	35
Earnings before income taxes	463	9	472	508	524	—	508	524
Provision for income taxes	(109)	(2)	(111)	(119)	(123)	—	(119)	(123)
Net earnings	$355	$6	$361	$389	$400	$—	$389	$400

Diluted earnings per share	$9.20	$0.18	$9.38	$10.10	$10.40	$—	$10.10	$10.40	8 to 11%
Diluted shares outstanding	38.5		38.5	38.5	38.5		38.5	38.5
Effective tax rate	23.4%		23.4%	23.5%	23.5%		23.5%	23.5%

Operating margins:
Aerospace & Industrial	16.4%		16.4%	16.6%	16.8%		16.6%	16.8%	20 to 40 bps
Defense Electronics	23.5%		23.5%	24.0%	24.2%		24.0%	24.2%	50 to 70 bps
Naval & Power	16.6%		17.4%	16.1%	16.3%		16.1%	16.3%	(110 to 130 bps)
Total operating margin	17.0%		17.4%	17.4%	17.6%		17.4%	17.6%	0 to 20 bps

Free cash flow	$403	$10	$413	$415	$435	$—	$415	$435	0 to 5%

Notes: Full year amounts may not add due to rounding.
(1) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.
(2) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2023 Adjusted Free Cash Flow excluded a legal settlement payment of $10 million.

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2024 Sales Growth Guidance by End Market
As of May 1, 2024

	2024 % Change vs. 2023 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	5 - 7%	6 - 8%	20%
Ground Defense	4 - 6%	10 - 12%	11%
Naval Defense	3 - 5%	3 - 5%	25%
Commercial Aerospace	10 - 12%	10 - 12%	12%
Total Aerospace & Defense	5 - 7%	6 - 8%	68%

Commercial Markets
Power & Process	3 - 5%	4 - 6%	18%
General Industrial	1 - 3%	1 - 3%	15%
Total Commercial	2 - 4%	2 - 4%	32%

Total Curtiss-Wright Sales	4 - 6%	5 - 7%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 18
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,600 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com